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                                                                    EXHIBIT 10.8


                              CONSULTING AGREEMENT
                              --------------------

               THIS AGREEMENT, made and entered into this 28th day of February, 1994, by and between GEORGIA-PACIFIC CORPORATION (the "Corporation") and JAMES
C. VAN METER ("Consultant");

                             W I T N E S S E T H :
                             -------------------
               WHEREAS, the Corporation desires to obtain the services of Consultant as a consultant in order that his personal knowledge and experience will be available to the Corporation, and Consultant is willing to perform in such a capacity on the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and other mutual covenants and agreements herein contained, the parties hereto hereby mutually covenant and agree as follows:

               1.         Consulting Fee and Expenses.
                          ---------------------------
                          Effective as provided in Paragraph 8 below, the
Corporation hereby retains Consultant as a consultant at a fee of One Hundred Thousand Dollars ($100,000) per year payable as provided in Paragraph 6 below, subject to termination as hereinafter provided, and Consultant agrees to act in such capacity on the terms and conditions hereinafter set forth. The Corporation will also reimburse Consultant for reasonable out-of-pocket travel, telephone, facsimile and other necessary expenses incurred in the performance of his duties hereunder, all on a reimbursed basis upon the rendering of an itemized statement by Consultant to the Corporation indicating dates, cost and other information as the Corporation may reasonably require. It is understood that the consulting fee hereunder is in addition to any other payments to which Consultant is otherwise entitled from the Corporation.
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               2.         Consultant's Duties and Responsibilities.
                          ----------------------------------------
                          Consultant's services shall consist of advising the
officers and employees of the Corporation, when requested to do so, about financial and other transactions in which Consultant was involved while an employee, reviewing corporate files and documents with which Consultant is familiar in connection with pending litigation, possible transactions or other matters, and providing such other consulting and advisory services as the Corporation may reasonably require. Requests for such services will be made by A.D. Correll or another officer of the Corporation designated by him in writing and shall be made with reasonable regard for Consultant's other obligations. Consultant will not be obligated to provide more than thirty (30) hours of such consulting services in any one month. In performing such services, Consultant is not to be considered an officer or employee of the Corporation, and he will not be eligible to participate in any profit sharing, retirement, life or medical insurance or any other benefit plan available to the Corporation's employees, except to the extent that he has rights under such plans deriving from past service as an employee of the Corporation. Consultant, in his capacity as a consultant, will be responsible for providing advisory and consulting services as requested, and he shall not have or exercise any supervisory or managerial duties or responsibilities.

               3.         Corporation's Responsibilities.
                          ------------------------------
                          The Corporation agrees to furnish promptly to
Consultant all data and material reasonably requested by him in connection with his performance of his services hereunder.

               4.         Status as Independent Contractor.
                          --------------------------------
                          It is mutually agreed that Consultant is an
independent contractor and not an employee of the Corporation and as such Consultant shall be responsible for the following throughout the entire term of this Agreement:

                          a.        Maintaining his own records of expenses;

                          b.        Paying his own self-employment taxes,
income taxes and other similar taxes and assessments; and





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                          c.         Complying with all applicable local,
state and federal laws related to his performance under this Agreement.

               5.         Non-Competition; Non-Disclosure of Confidential
                          -----------------------------------------------
                          Information.
                          -----------
                          a.        Consultant agrees that, during the term of
this Agreement and for a period of one (1) year following the termination of this Agreement, he will not undertake a position as an officer, director, employee, agent or consultant with Weyerhaeuser, International Paper, Louisiana-Pacific, Champion, Union Camp, Boise Cascade or Stone Container, or any successor, subsidiary or affiliate of any of them. Notwithstanding any other provisions of this Agreement but in addition to any other remedies that may be available to the Corporation, Consultant shall forfeit his entitlement to compensation payments under Paragraphs 1 and 6 for any period included in the term of this Agreement during which Consultant is employed as described in this subparagraph a. Consultant shall promptly notify the Corporation upon his acceptance of any employment described in this subparagraph. If any aspect of this non-competition provision is determined to be unenforceable as drafted, it is the intention of the parties that the objectionable portion(s) of this provision shall be severed or restricted (as the case may be) and that, except as so modified, the provision shall be enforced.

                         b.        Except as specifically compelled by court
order which Consultant has not sought (and in such case subject to subparagraph c below), Consultant agrees to maintain confidentiality of and shall not disclose to anyone not employed by the Corporation nor use for his own benefit or for the benefit of third parties, without prior written consent of the Corporation, any confidential matter or information of the Corporation including but not limited to trade secrets, ideas, inventions, designs and other matters of a confidential business nature, such as information about costs, profits, tax matters, markets, payroll information, plans for future development and any other information of like nature to the extent such information is not equally available to the public at large. In addition, if presented such confidential matter or information by a third party, he will not confirm such matter or information or associate it with the Corporation without the prior written consent of the Corporation or a court order.





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Commercial use of such information or matter by the Corporation without specific public disclosure shall not constitute a release of Consultant's obligation of confidentiality.

               c. If at any time during the term of this Agreement Consultant shall receive any subpoena, document demand, interrogatory or court order or other document requiring him to produce any information, whether or not in documentary form with respect to the Corporation or any aspect of its business or operations, or to testify in any proceeding with respect to such subjects, Consultant shall (unless immediate compliance is required by a court and no delay can be obtained) give immediate telephone notice of such receipt to the General Counsel of the Corporation (confirmed in writing to Mr. A. D. Correll at the address given in Paragraph 7), give the Corporation an opportunity to oppose compliance with such order or document in his behalf, and fully cooperate with the Corporation if it elects to take such action.

               d. Consultant agrees to deliver promptly to the Corporation on termination of this Agreement or at any time the Corporation may request prior thereto, all memoranda, notes, records, reports, manuals and any other documents of a confidential nature belonging to the Corporation and/or pertaining to his consulting projects for the Corporation, including all copies of such materials which Consultant may then possess or have under his control.

               e. Consultant recognizes that in the event the provisions of this Paragraph 5 are violated, the damage and loss to the Corporation will be immediate, irreparable and incalculable. The parties, therefore, agree that in the event of a violation of the provisions of this Paragraph 5, the Corporation shall be entitled to specific performance of this Agreement and to injunctive relief, whether mandatory or prohibitory, to prevent the loss of, the unauthorized use of or the dissemination of, any confidential information or other matter. Nothing contained herein, however, shall restrict the Corporation's right to pursue any other remedy at law or in equity with respect to such breach or violation.





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               6.         Payment.
                          -------
                          Consultant's fee specified herein shall be paid
monthly in arrears. In the event of his death or permanent disability during the term hereof, such fee shall be paid to his estate or personal representative until the expiration of this Agreement.

               7.         Notice.
                          ------
                          Any notice that either party hereto may desire to
give the other shall be deemed delivered upon receipt by the addressee party. Such notices shall be addressed as follows:

To the Corporation:                     Georgia-Pacific Corporation
                                        133 Peachtree Street, N.E.
                                        P. O. Box 105605
                                        Atlanta, Georgia 30348-5605

                                        Attn:  A. D. Correll

To the Consultant:                      J. C. Van Meter
                                        10 Cherokee Road
                                        Atlanta, Georgia  30305

provided that the addresses hereinabove specified may be changed by either party hereto by giving advance written notice thereof to the other pursuant to this paragraph.

               8.         Term.
                          ----
                          The term of this Agreement will commence on May 14,
1994, and will continue through May 13, 1996. If the Corporation reasonably determines that Consultant is unwilling or unable to provide the consulting services contemplated herein on a reasonably prompt and satisfactory basis (due, for example, but without limitation, to Consultant's employment with another company), the Corporation will give Consultant written notice of that determination and Consultant will have thirty (30) days thereafter to demonstrate to the Corporation's satisfaction that he is, in fact, able to provide prompt and satisfactory service. If Consultant does not so demonstrate to the satisfaction of the Corporation, and unless Consultant has died or is permanently and totally disabled from working by reason or illness or injury, the Corporation shall have the right to terminate this agreement forthwith. If Consultant breaches





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any other covenant under this Agreement (including, without limitation, his agreements in Paragraph 5 above) directly or indirectly, the Corporation shall have the right by written notice to Consultant to terminate this Agreement forthwith.

               9.         No Conflict.
                          -----------
                          Consultant warrants that he is not a party to any
agreement or under any obligation which would conflict with the terms of this Agreement or prevent him from carrying out his responsibilities under this Agreement.

               10.        Waiver.
                          ------
                          Any failure on the part of any party hereto to comply
with any of its obligations, agreements or conditions hereunder may be waived in writing by the other party to whom such compliance is owed. Absent such written waiver, no forbearance or other failure to insist on prompt compliance with any obligation, agreement or condition hereunder shall be deemed to constitute a waiver of the rights of the party to whom compliance is owed.

               11.        Binding Effect.
                          --------------
                          This Agreement shall be binding upon and inure to the
benefit of the parties hereto and their respective successors and assigns. The Corporation represents and warrants that this Agreement is a valid and binding obligation of the Corporation.

               12.        Headings.
                          --------
                          The paragraph and other headings in this Agreement
are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

               13.        Governing Law.
                          -------------
                          This Agreement shall be governed by and construed in
accordance with the laws of the State of Georgia.

               14.        Counterparts.
                          ------------
                          This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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               15.        Entire Agreement/Modification.
                          -----------------------------
                          The terms and provisions of this instrument
constitute the entire agreement between the parties on this subject and shall supersede all previous communications, representations or agreements, either verbal or written, between the parties hereto with respect to the subject matter hereof; and except as otherwise specified herein, this Agreement may not be enlarged, modified or altered except in writing signed by the parties. Nothing herein shall affect the terms of the separate agreement between the parties dated February 28, 1994 with respect to Consultant's resignation from the Corporation.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate on this 28th day of February, 1994.




                                GEORGIA-PACIFIC CORPORATION


                                By: /s/ A. D. Correll
                                    -------------------------------
                                        A. D. Correll
                                        Chairman of the Board and Chief
                                        Executive Officer

                                CONSULTANT

                                /s/ James C. Van Meter
                                -----------------------------------
                                    James C. Van Meter



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